Exhibit 107
Calculation of Filing Fee Table
S-3
(Form Type)
Nikola Corporation
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price (1)	Fee Rate	Amount of Registration Fee

Newly Registered Securities

Fees to Be Paid	Equity	Common Stock, $0.0001 par value per share	457(c)	34,159,256 (2)	$1.71	$58,412,327.76	0.00015310	$ 8,942.93

Fees Previously Paid

	Total Offering Amounts					$58,412,327.76		$ 8,942.93

	Total Fees Previously Paid							$ 0

	Total Fee Offsets							$ 8,942.93

	Net Fee Due							$ 0
Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)

Fee Offset Claims	Nikola Corporation	S-3	333-268139	November 3, 2022		$8,942.93	Equity	Common Stock, $0.0001 par value per share	(3) 10,266,209	$10,316.94 (3)

Fees Offset Sources	Nikola Corporation	S-3	333-268139		November 3, 2022		Equity	Common Stock, $0.0001 par value per share			$16,244.94

(1)
Estimated pursuant to Rule 457(c) under the Secu
ri
ties Act of 1933 (the “Securities Act”) solely for the purpose of calculating the registration fee, based upon the average of the high and low prices for the registrant’s common stock as reported on the Nasdaq Global Select Market on December
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, 2024.

(2)
Represents the number of shares of the registrant’s common stock that may be issued upon the conversion of the registrant’s 8.00% / 11.00% Convertible Senior PIK Toggle Notes due 2026 (the “June 2022 Notes”) and 8.00% / 8.00% Series C Convertible Senior PIK Toggle Notes due 2026 (the “June 2023 Notes” and, together with the June 2022 Notes, the “Notes”), assuming physical settlement will apply to all such conversions and including the shares underlying the maximum principal amount of June 2023 Notes potentially issuable as payment-in-kind interest payments on the June 2023 Notes on December 31, 2024.

(3)
The registrant previously filed a registration statement on Form S-3 (Reg. No. 333-268139), with the Securities and Exchange Commission on November 3, 2022 (the “Initial Registration Statement”), relating to the offer and sale of up to 43,229,689 shares of common stock issuable upon the conversion of the June 2022 Notes. In connection with the filing of the Initial Registration Statement, a registration fee of $16,244.94 was paid. On March 29, 2023, Antara Capital LP, on behalf of certain advised or managed funds and accounts (“Antara”) agreed to exchange $100.0 million aggregate principal amount of the June 2022 Notes for $100.0 million of the registrant’s 8.00% / 11.00% Convertible Senior PIK Toggle Notes due 2026 (the “Series B Notes”) (the “Exchange”). As a result of the Exchange, not all shares registered under the Initial Registration Statement were necessary for issuance upon conversion of the June 2022 Notes and the related PIK interest payments and were not sold under the Initial Registration Statement. The Initial Registration Statement was amended to reflect the decrease in shares of common stock being offered and sold, including reflecting a reduced filing fee of $4,083.00. On August 22, 2023, the registrant filed a registration statement on Form S-3 (Reg. No. 333-274144), with the Securities and Exchange Commission (the “Second Registration Statement”), relating to the offer and sale of up to 10,266,209 shares of common stock issuable upon the conversion of (i) the Series B Notes and (ii) the
June 2023
Notes. Pursuant to Rule 457(p) of the Securities Act, the registrant applied $1,845.00 of the unused registration fee from the Initial Registration Statement for the fees payable in connection with the Second Registration Statement. Pursuant to Rule 457(p) of the Securities Act, the registration fee of $10,316.94 that has already been paid and remains unused with respect to the securities that were previously registered pursuant to the Initial Registration Statement and were not sold thereunder or under the Second Registration Statement is being applied to $8,942.93 of the filing fees payable in connection with this Registration Statement.

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